AMERICAN STOCK EXCHANGE®
Equities Options ETFs

American Stock Exchange
86 Trinity Place
New York, NY 10006-1872

James P. Mollen
Managing Director - Listing Qualifications
T 212 306 2391
F 212 306 5325
james.mollen@amex.com

*Via Facsimile and Mail*

March 29, 2007

Mr. David B. Swank
Chief Financial Officer
Diomed Holdings, Inc.
1 Dundee Park
Andover, MD 01810

Dear Mr. Swank:

Based upon a review of Diomed Holdings, Inc.'s Form 10-Q for the period ended September 30, 2006 and Form 10-K for the fiscal year ended December 31, 2006, the Company has resolved the continued listing deficiency referenced in the American Stock Exchange LLC's (the "Amex") letter dated June 1, 2006. Please note that as is the case for all listed issuers, the Company's continued listing eligibility will continue to be assessed on an ongoing basis. In addition, the Company has become subject to the provisions of Section 1009(h) of the Amex Company Guide, which may be accessed at www.amex.com.

This conclusion is based upon a review of available information with respect to the Company, including its Securities and Exchange Commission filings. This letter is subject to changes in the American Stock Exchange Rules. Any such changes may supersede this letter or require us to re-evaluate this position. Furthermore, this conclusion relates only to the enforcement of American Stock Exchange Rules and does not represent a legal conclusion regarding the applicability of statutory or regulatory provisions of federal or state securities laws.

If you have any questions, please contact me or Matthew McSweeny, Analyst at (212) 306-2442.

Sincerely,

James Mollen

AMERICAN
STOCK EXCHANGE®
Equities Options ETFs

# Fax

American Stock Exchange
86 Trinity Place
New York, NY 10006-1872

| | | | | |
|---|---|---|---|---|
| **Date:** | March 29, 2007 | | | |
| **To:** | Mr. David B. Swank | **From:** | Matthew McSweeny | |
| **Firm:** | Diomed Holdings, Inc. | **Fax:** | 212-306-5359 | |
| **Fax:** | 978-475-8488 | **Phone:** | 212-306-2442 | |
| **Phone:** | 978-475-7771 | **Pages:** | 2 | (Including cover sheet) |